UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2019

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.10 par value per share	AZPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    □

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Aspen Technology, Inc. (the “Company”) has determined that the Company’s previously issued unaudited condensed consolidated financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2018, December 31, 2018 and March 31, 2019, should not be relied upon for the reasons described below.
In completing its procedures to finalize the financial statements for the fiscal year ended June 30, 2019, the Company identified errors affecting the transition adjustment through the recording of revenue and related contract balances upon the adoption of Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers, or ASC 606, and the classification of contract cost assets and related deferred tax assets and liabilities on its balance sheet. In connection with the review of the matters described above, on September 5, 2019, management (a) concluded that the previously issued financial statements and other financial data for the quarters ended September 30, 2018, December 31, 2018 and March 31, 2019 should be restated and should no longer be relied upon for the reasons described below and (b) determined that the disclosures related to those financial statements and related communications issued by or on behalf of the Company with respect to the quarters ended September 30, 2018, December 31, 2018 and March 31, 2019 should no longer be relied upon.
During the course of its review, the Company concluded that its financial statements for the quarters ended September 30, 2018, December 31, 2018 and March 31, 2019 were not prepared in accordance with generally accepted accounting principles and required adjustments that decreased total contract assets by $87.6 million, decreased net deferred income taxes by $19.4 million, and decreased retained earnings by $68.3 million as of June 30, 2018, and decreased total contract assets by $84.0 million, decreased net deferred income taxes by $19.4 million, decreased accounts receivable by $3.7 million, and decreased retained earnings by $68.3 million as of September 30, 2018, December 31, 2018 and March 31, 2019. These errors did not impact previously reported income statement accounts, the Company’s annual spend business metric, its cash flow from operations or its free cash flow non-GAAP metric.

The Company has completed its assessment of the errors, which will be corrected in the Form 10-K for the year ended June 30, 2019, and determined that the errors were the result of a material weakness in internal control over financial reporting.

Both management and the Audit Committee have discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Item 4.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: September 10, 2019	By:	/s/ KARL E. JOHNSEN
Karl E. Johnsen
Senior Vice President and Chief Financial Officer